UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[  ] Preliminary Information Statement

[  ] Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(e)(2))

[X] Definitive Information Statement

OSL HOLDINGS INC.

(Name of Registrant as Specified In Its Charter)

Copies to:

Gregory Sichenzia, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, NY 10006

Fax: 212-930-9725

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[  ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

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[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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OSL HOLDINGS INC.

1669 EDGEWOOD ROAD, SUITE 214

YARDLEY, PA 19067

NOTICE OF ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the following action has been approved pursuant to the written consent of the holders of a majority of the voting power of the outstanding common stock of OSL Holdings Inc., a Nevada corporation (the “Company” “we,” “us,” or “our”) dated April 17, 2015, in lieu of a special meeting of the stockholders and in accordance with Section 78.315 of the Nevada Revised Statutes:

To amend the Company’s Articles of Incorporation, as amended, to change the number of authorized shares of common stock of the Company from 649,000,000 shares to 1,947,000,000 shares.

Stockholders of record at the close of business on April 20, 2015 (the “Record Date”), are entitled to receive a copy of this information statement.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the actions described herein will not be implemented until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the amendments described will be effected on or before the close of business on May 15, 2015.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE NOT REQUESTED TO SEND US A PROXY

By order of the Board of Directors

April 21, 2015

/s/ Robert H. Rothenberg

Robert H. Rothenberg,

Chief Executive Officer

OSL HOLDINGS INC.

1669 EDGEWOOD ROAD, SUITE 214

YARDLEY, PA 19067

INFORMATION STATEMENT

Action by Written Consent of Stockholders

GENERAL INFORMATION

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE NOT REQUESTED TO SEND US A PROXY

This information statement is being furnished in connection with the action by written consent of stockholders taken without a meeting of a proposal to approve the actions described in this information statement. We are mailing this information statement to our stockholders of record on the Record Date.

What is the Purpose of the Information Statement?

This Information Statement is being furnished pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to notify the Company’s stockholders as of the Record Date of certain corporate actions to be taken pursuant to the consents or authorizations of stockholders representing a majority of the voting rights of the Company’s outstanding common stock.

What action was taken by written consent?

We obtained consent from holders of a majority of the common stock of the Company in favor of the corporate matters outlined in this Information Statement, consisting of the amendments to the Company’s Articles of Incorporation, as amended (the “Articles”), to increase the authorized shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), from 649,000,000 to 1,947,000,000.

How many shares of voting stock were outstanding on the Record Date?

On the Record Date, the date we received the consent of the holders of a majority of the voting power of our stockholders, there were 646,499,940 shares of Common Stock and 6 shares of the Company’s Series A Preferred Stock, par value $0.0001, issued and outstanding.

Who is Entitled to Notice?

Each holder of an outstanding share of Common Stock, as of the Record Date, will be entitled to notice of each matter voted upon.

What vote was obtained to approve the amendment to the Articles described in this information statement?

We obtained the approval of the holders of 190,678,945 shares of Common Stock and 6 holders of the Company’s Series A Preferred Stock, or approximately 74.72% of the voting power of our stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of the Record Date by (i) each person who is known by us to beneficially own more than 5% of the Company’s Common Stock; (ii) each of the Company’s officers and directors; and (iii) all of the Company’s officers and directors as a group.

Beneficial ownership has been determined in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and includes voting or investment power with respect to the shares. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them. Common Stock beneficially owned and percentage ownership is based on 646,499,940 shares outstanding on the Record Date and assuming the exercise of any options or warrants or conversion of any convertible securities held by such person, which are presently exercisable or will become exercisable within 60 days of the Record Date.

Name and address	Shares of Common Stock	Percent of Common Stock (1)	Shares of Series A Preferred Stock	Percent of Series A Preferred Stock (1)	Percent of Capital Stock (1) (6)

Directors and Officers:
Robert H. Rothenberg (2)(3)	69,057,521	10.6%	2	33.3%	31.99%
Eli Feder (2)(4)	61,071,430	9.4%	2	33.3%	21.39%
Steven Gormley (2)(5)	60,550,000	9.3%	2	33.3%	21.34%
Thomas D’Orazio (2)	0	0%	0	0%	0%

All Officers and Directors as a Group (7 persons)	190,678,945	39.9%	6	100%	74.72%

5% or Greater Beneficial Owners
None.	—	—	—	—	—

(1)	Based on 646,499,940 shares of Common Stock and 6 shares of Series A Preferred Stock issued and outstanding as of April 20, 2015. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person.

(2)	The address for each such person is c/o OSL Holdings Inc., 1669 Edgewood Road, Suite 214, Yardley, PA 19067.

(3)	Represents 69,057,521 shares of Common Stock and 2 shares of Series A Preferred Stock.

(4)	Represents 61,071,430 shares of Common Stock and 2 shares of Series A Preferred Stock.

(5)	Represents 60,550,000 shares of Common Stock and 2 shares of Series A Preferred Stock.

(6)	Includes the voting power of the 6 shares of Series A Preferred Stock issued and outstanding, which in the aggregate carry the voting power of 50.1% of the Company’s outstanding voting capital as of the record date for the vote.

ACTION I

AMENDMENT TO THE ARTICLES OF INCORPORATION

TO INCREASE OUR AUTHORIZED SHARES OF COMMON STOCK FROM 649,000,000 TO 1,947,000,000

Our Board of Directors and the holders of a majority of the voting power of our stockholders have approved an amendment to our Articles to increase our authorized shares of Common Stock from 649,000,000 to 1,947,000,000. The increase in our authorized shares of Common Stock will become effective upon the filing of the amendment to our Articles with the Secretary of State of Nevada. We will file the amendment to our Articles to effect the increase in our authorized shares of Common Stock (the “Authorization Amendment”) approximately (but not less than) 20 days after the definitive information statement is mailed to stockholders.

The form of articles of amendment to be filed with the Secretary of State of Nevada is set forth as Appendix A (subject to any changes required by applicable law) to this information statement.

Outstanding Shares and Purpose of the Authorization Amendment

Our articles of incorporation currently authorize us to issue a maximum of 649,000,000 shares of Common Stock, par value $0.001 per share. As of the Record Date, we had 646,499,940 shares of Common Stock issued and outstanding.

The Board of Directors believes that the increase in our authorized Common Stock will provide the Company greater flexibility with respect to the Company’s capital structure for purposes of including additional equity financings, stock based acquisitions and to issue shares upon conversion of existing, outstanding promissory notes of the Company.

Effects of the Authorization Amendment

The additional shares of Common Stock will have the same rights as the presently authorized shares, including the right to cast one vote per share of Common Stock. Although the authorization of additional shares will not, in itself, have any effect on the rights of any holder of our Common Stock, the future issuance of additional shares of Common Stock (other than by way of a stock split or dividend) would have the effect of diluting the voting rights and could have the effect of diluting earnings per share and book value per share of existing stockholders.

Other than the foregoing issuance of shares upon conversion of existing, outstanding promissory notes of the Company, the Board of Directors has no plans to issue the additional shares of Common Stock authorized by the Authorization Amendment. However, it is possible that some of these additional shares could be used in the future for various other purposes without further stockholder approval, except as such approval may be required in particular cases by our charter documents, applicable law or the rules of any stock exchange or other quotation system on which our securities may then be listed. These purposes may include: raising capital, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies, and expanding the Company’s business or product lines through the acquisition of other businesses or products.

We could also use the additional shares of Common Stock that will become available pursuant to the Authorization Amendment to oppose a hostile takeover attempt or to delay or prevent changes in control or management of the Company. Although the board’s approval of the Amendment was not prompted by the threat of any hostile takeover attempt (nor is the board currently aware of any such attempts directed at the Company), nevertheless, stockholders should be aware that the Authorization Amendment could facilitate future efforts by us to deter or prevent changes in control of the Company, including transactions in which stockholders of the Company might otherwise receive a premium for their shares over then current market prices.

FORWARD-LOOKING STATEMENTS AND INFORMATION

This Information Statement includes forward-looking statements. You can identify the Company’s forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” “plans,” “predicts,” “estimates” and similar expressions.

The forward-looking statements are based on management’s current expectations, estimates and projections about us. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecasted in the forward-looking statements.

You should rely only on the information the Company has provided in this Information Statement. The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

ADDITIONAL INFORMATION

Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System.

By order of the Board of Directors

April 21, 2015

/s/ Robert H. Rothenberg

Robert H. Rothenberg,

Chief Executive Officer

Appendix A

OSL HOLDINGS INC.

CERTIFICATE OF AMENDMENT

TO

ARTICLES OF INCORPORATION FOR NEVADA PROFIT CORPORATIONS

(Pursuant to NRS 78.385 and 78.390)

1. The articles have been amended as follows:

Article IV is hereby amended to read as follows:

The corporation shall be authorized to issue an aggregate of 1,947,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.001 per share, for a total capitalization of $1,948,000.

2. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation to have voted in favor of the amendment is approximately 74.72%.

3. Effective date of filing:

4. Signature:

____________________________________

Robert H. Rothenberg, Chief Executive Officer